Exhibit 10.43
GUARANTY AGREEMENT
     THIS GUARANTY AGREEMENT (this Guaranty Agreement, together with the exhibits and schedules hereto and all extensions, renewals, amendments, substitutions and replacements hereto and hereof, is hereinafter referred to as the “Guaranty Agreement”) is dated as of the 28th day of September, 2007, by Westmoreland Coal Company, a Delaware corporation (“WCC”) and each person or entity now or hereafter executing a guaranty assumption agreement in the form of Annex 1 attached hereto (each of the foregoing being a “Guarantor” and collectively, the “Guarantors”) to and for the benefit of NRG Texas Power LLC, a Delaware limited liability company (together with its successors and assigns, the “Beneficiary”).
WITNESSETH
     WHEREAS, Texas Westmoreland Coal Co. (“TWCC”) has entered into that certain Lignite Supply Agreement dated as of the date hereof between TWCC and Beneficiary (the “Supply Agreement”);
     WHEREAS, TWCC is a direct or indirect subsidiary of the Guarantors; and
     WHEREAS, it is a condition precedent under the Supply Agreement that WCC provide this Guaranty Agreement in favor of Beneficiary.
AGREEMENT
     NOW, THEREFORE, as inducement to the Beneficiary to enter into the Supply Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Guarantors agrees as follows:
     1. Defined Terms. Capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Supply Agreement.
     2. Guaranty. Each of the Guarantors unconditionally and irrevocably guarantees to Beneficiary, the full and punctual payment when due of all TWCC’s obligations under the Supply Agreement to the extent arising from any event that would constitute a TWCC Event of Default (and including such obligations, liabilities, and indebtedness described above arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to TWCC, or any Guarantor or which would have not arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability, or indebtedness is not enforceable or allowable in such proceeding) (all of the foregoing obligations, liabilities and indebtedness described in this Section 2, are referred to herein collectively as the “Guaranteed Obligations” and each as a “Guaranteed Obligation”). In the event of a default in performance of any of the Guaranteed Obligations, Guarantor shall promptly pay and perform or cause to be paid and performed such Guaranteed Obligations upon receiving written notice of such default from the Beneficiary.
Signature Page to Guaranty Agreement

     3. Obligations Absolute and Unconditional.
     (a) This Guaranty is, to the maximum extent permitted by law, a primary obligation of Guarantor and shall be irrevocable, absolute and unconditional and shall remain in full force and effect until such time as all Guaranteed Obligations shall have been absolutely and completely discharged and performed.
     (b) Notwithstanding the foregoing or any other provision in this Guaranty to the contrary, (i) each Guarantor shall have the full benefit of all defenses (including any defense of non-performance due to Force Majeure (as defined in the Supply Agreement)), setoffs, counterclaims, reductions, diminution or limitations available to TWCC pursuant to or arising from the Supply Agreement or otherwise, except for those arising out of (A) any legal limitation, lack of authority, disability or incapacity of TWCC, or (B) any bankruptcy, insolvency, dissolution or liquidation of TWCC, or (C) any invalidity or illegality of the Supply Agreement due to the status of TWCC, and (ii) each Guarantor shall have the full benefit of, and does not waive or relinquish its rights and remedies accorded under, applicable statutes of limitation and repose.
     4. Waiver. To the maximum extent permitted by law, and except as expressly provided in this Guaranty or rights of notice provided in the Supply Agreement, each of the Guarantors hereby expressly waives: (a) notice of acceptance of this Guaranty by Beneficiary (which acceptance is conclusively presumed by delivery hereof to Beneficiary); (b) grace, demand, presentment and protest with respect to the Guaranteed Obligations or to any instrument, Supply Agreement or document evidencing or creating same; (c) notice of grace, demand, presentment and protest; (d) notice of non-payment or other defaults, of intention to accelerate and of acceleration of the Guaranteed Obligations; and (e) the renewal, extension, amendment and/or modification of any of the terms and provisions of the Supply Agreement.
     5. Ultimate Liability of the Guarantor. This is a guaranty of payment and performance, and not merely of collection, and Guarantor agrees that this Guaranty may be enforced by Beneficiary without resorting to or exhausting any other security, party (including, without limitation, TWCC), or collateral. Guarantor hereby expressly waives any right or claim to force Beneficiary to proceed first against TWCC or any other guarantor or any other party as to any of the Guaranteed Obligations, and agrees that no delay or refusal (subject to applicable statutes of limitation and repose) of Beneficiary to exercise any right or privilege which Beneficiary has or may have against TWCC, arising from the Supply Agreement, shall operate to impair the liability of Guarantor hereunder.
     6. Term of Guaranty Agreement. This Guaranty shall remain in full force and effect until the later of termination of the Supply Agreement and fulfillment by TWCC of its obligations under the Supply Agreement.
     7. Reinstatement. The Guaranteed Obligations shall be automatically reinstated if, and to the extent that, for any reason any payment by or on behalf of Guarantor in respect of the Guaranteed Obligations is rescinded as required by law or judicial decision or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization, or otherwise.
Signature Page to Guaranty Agreement

     8. Payment. Guarantor agrees that all amounts payable by Guarantor to Beneficiary under this Guaranty shall be paid free and clear of, and without deduction for, withholding on account of taxes, levies, imposts, duties or other charges of whatever nature, other than based upon the net income, gross receipts, assets or operations of Beneficiary, except as provided for in the Supply Agreement. Beneficiary may apply any payments received from any source against that portion of the Guaranteed Obligations in such priority and fashion as Beneficiary may deem appropriate, except to the extent required under the Supply Agreement.
     9. Representations and Warranties. Each Guarantor represents and warrants to Beneficiary that:
     (a) it is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has full power and legal right to execute and deliver this Guaranty Agreement and to perform, or cause to be performed, the provisions of this Guaranty Agreement on its part to be performed;
     (b) its execution, delivery and performance of this Guaranty Agreement have been and remain duly authorized by all necessary corporate action and do not contravene any provision of its certificate of incorporation or bylaws or any law, regulation or contractual restriction binding on it or its assets;
     (c) neither the execution and delivery of this Guaranty Agreement nor the performance by Guarantor of the terms of this Guaranty Agreement (i) will conflict with or result in a breach, default or violation of (A) the charter or bylaws of Guarantor or (B) any material contract, permit or judgment to which Guarantor is a party or to which it is subject or by which any of its assets is bound, or (ii) will result in the creation of any lien on any material asset of Guarantor;
     (d) all consents, authorizations, approvals and clearances and notifications, reports and registrations requisite for the due execution, delivery and performance of this Guaranty Agreement have been obtained from or, as the case may be, filed with the relevant governmental authorities having jurisdiction and remain in full force and effect and all conditions have been duly complied with and no other action by, and no notice to or filing with, any governmental authority having jurisdiction is required for such execution, delivery or performance;
     (e) this Guaranty Agreement constitutes a legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors rights against Guarantor and (b) general principles of equity that restrict the availability of equitable remedies; and
     (f) The Guarantor has no intent (i) to file a voluntary petition under any chapter of the Bankruptcy Code, Title 11 U.S.C. or in any manner seek relief, protection, reorganization, liquidation, dissolution or similar relief for debtors under any other state, local, federal or other insolvency laws, either at the present time or at any time hereafter, (ii) directly or indirectly to cause any involuntary petition to be filed against the
Signature Page to Guaranty Agreement

Guarantor or directly or indirectly to cause the Guarantor to become the subject of any proceedings pursuant to any state, federal or other insolvency law providing for the relief of debtors, either at the present time or at any time hereafter, or (iii) directly or indirectly to cause any interest of the Guarantor to become the property of any bankrupt estate or the subject of any state, federal or other bankruptcy, dissolution, liquidation or insolvency proceedings, either at the present time or at any time hereafter.
     (g) Immediately after giving effect to the execution of this Guaranty Agreement, the Guarantor (i) is not and will not be insolvent, (ii) has and will have assets having a fair salable value in excess of the amount required to pay its liabilities on its existing debts as they become absolute and matured, and (iii) is not and will not be left with unreasonably small capital with which to engage in its anticipated business.
     10. Subrogation. Upon making any payment hereunder, Guarantor shall be subrogated to the rights of Beneficiary against TWCC with respect to such payment; provided that Guarantor shall not enforce any right or receive any payment by way of subrogation until all of the Guaranteed Obligations shall have been paid in full, and Beneficiary agrees to take such steps as Guarantor may reasonably request to implement such subrogation.
     11. Assignment. Neither this Guaranty Agreement nor any right hereunder may be assigned by Guarantor without the prior written consent of Beneficiary, and any attempt to do so will be void, except for assignments and transfers by operation of law. This Guaranty Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.
     12. Cumulative Rights. Except as otherwise set forth herein, all rights of Beneficiary hereunder or otherwise arising under any documents executed in connection with the Guaranteed Obligations are separate and cumulative and may be pursued separately, successively or concurrently, or not pursued, without affecting or limiting any other right of Beneficiary and without affecting or impairing the liability of Guarantor.
     13. Governing Law; Jurisdiction and Forum; Resolution of Issues. This Guaranty Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law that may be waived. Each party hereto irrevocably submits to the non-exclusive jurisdiction of any Texas state court or any federal court sitting in the State of Delaware in any action arising out of or relating to this Guaranty Agreement. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in such Delaware state or federal court. Each party to this Guaranty Agreement irrevocably consents to service of process in the manner provided for notices in Section 15 of this Guaranty Agreement. Nothing in this Guaranty Agreement will affect the right of any party to this Guaranty Agreement to serve process in any other manner permitted by law. The parties hereto further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment. Any arbitration conducted under the Supply Agreement shall include, if requested by
Signature Page to Guaranty Agreement

Beneficiary, a determination by the arbitrator(s) whether the payment obligation of TWCC thereunder constitutes a Guaranteed Obligation hereunder and the determination of such arbitrator(s) shall be binding on the Guarantors regardless of whether the Guarantors participated in the arbitration and without any right of such Guarantors to appeal or obtain a reevaluation of such factual determination; provided, however, that Beneficiary will affirmatively consent to any request by Guarantor to intervene in any arbitration proceeding for the limited purpose of presenting arguments on the issue of whether an obligation of TWCC is a Guaranteed Obligation.
     14. Integration of Terms. This Guaranty Agreement contains the entire agreement between Guarantors and Beneficiary relating to the subject matter hereof and supersedes all oral statements and prior writings with respect hereto. This Guaranty Agreement may not be amended, supplemented or modified, nor any terms and conditions hereof waived, except by a written instrument executed by Guarantors and Beneficiary.
     15. Addresses.
     (a) Unless this Guaranty Agreement specifically requires otherwise, any notice, demand, process or request provided for in this Guaranty Agreement, or served, given or made in connection with it, shall be in writing and shall be deemed properly served, given or made if delivered in person or sent by facsimile or sent by registered or certified mail, postage prepaid and return receipt requested, or by a nationally recognized overnight courier service that provides a receipt of delivery, in each case, to the parties at the addresses specified below:
If to Beneficiary:
NRG Texas Power LLC
Attn: Lignite Manager, Limestone Station
Route 1, Box 85
Jewett, TX 75846
Fax: (903) 626-1098
With a copy to:
NRG Texas Power LLC
Attn: General Counsel
1301 McKinney, Suite 2300
Houston, TX 77010
Fax: (713) 795-7444
Signature Page to Guaranty Agreement

If to Guarantor:
Westmoreland Coal Company
2 North Cascade Avenue
Colorado Springs, Colorado 80903
Attn: General Counsel
Fax: (719) 448-5824
With a copy to:
Texas Westmoreland Coal Co.
4336 FM 39 South
P.O. Box 915
Jewett, Texas 75846
Attn: President/General Manager
Fax: (903) 626-5701
     (b) Notice given by personal delivery, mail or overnight courier pursuant to this Section 15 shall be effective upon physical receipt. Notice given by facsimile pursuant to this Section 15 shall be effective as of (i) the date of confirmed delivery if delivered before 5:00 p.m. local time of recipient on any day that is not a Saturday, Sunday or Texas state or federal holiday (“Business Day”) or (ii) the next succeeding Business Day if confirmed delivery is after 5:00 p.m. local time of recipient on any Business Day or during any non-Business Day.
     16. Invalid Provisions. If any provision of this Guaranty Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party under this Guaranty Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Guaranty Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Guaranty Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.
     17. Counterparts. This Guaranty Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
     18. Amendment; Waiver; Requirement of Writing. This Guaranty Agreement cannot be amended, changed, modified, released or discharged except by a writing signed by the party against whom enforcement of the amendment, change, modification or waiver is sought. Furthermore, no delay or omission to exercise any right, remedy, power or privilege accruing upon any default, omission or failure of performance hereunder shall impair any such right, remedy, power or privilege or be construed to be waiver thereof, but any such right, remedy, power or privilege may be exercised from time to time and as often as may be deemed expedient. In the event any provision contained in this Guaranty shall be breached by the Guarantor and thereafter duly waived in writing by Beneficiary, such waiver shall be limited to the particular
Signature Page to Guaranty Agreement

breach so waived and shall not be deemed to waive any other breach hereunder. No waiver, amendment, release or modification of this Guaranty shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by Beneficiary.
     19. Waiver of Suretyship Rights. By signing this Guaranty Agreement, Guarantor waives each and every right to which it may be entitled by virtue of any suretyship law, including any rights it may have pursuant to Rule 31 and 32 of the Texas Rules of Civil Procedure, § 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code, as the same may be amended from time to time.
     20. No Third Party Beneficiaries. This Guaranty Agreement is solely for the benefit of the Beneficiary and no other person or entity shall acquire or be deemed to acquire or have any rights under or by virtue of this Guaranty Agreement against any person, including Guarantor.
     IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Guarantor has caused this Guaranty Agreement to be executed by its duly authorized officer as of the date first written above.

WESTMORELAND COAL COMPANY
By:	/s/ Keith E. Alessi
	Name:	Keith E. Alessi
	Title:	President

Signature Page to Guaranty Agreement

Annex I
Assumption Agreement
     ASSUMPTION AGREEMENT, dated as of [               ], 2007, made by __________, (the “Additional Grantor”), in favor of the Beneficiary. All capitalized terms not defined herein shall have the meaning ascribed to them in the Guaranty Agreement referred to below.
WITNESSETH:
     WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guaranty Agreement;
     NOW, THEREFORE, IT IS AGREED:
     1. Guaranty Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor hereby becomes a party to the Guaranty Agreement as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The information set forth on the signature page hereof is hereby added to the notice information set forth in the Guaranty Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 9 of the Guaranty Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.
     2. Governing Law. This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.
     3. Miscellaneous. This Assumption Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Any provision of this Assumption Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Annex I

     IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

NAME
By:
Name:
Title:

Annex I